EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NovaStar Financial, Inc., a Maryland corporation, and its subsidiaries
■	NovaStar Certificates Financing Corporation, a Delaware corporation
■	NFI Holding Corporation, a Delaware Corporation, and its subsidiaries
	■	NovaStar Asset Management Company, a Delaware corporation
	■	NovaStar Credit Services, Inc., a Delaware corporation
	■	NovaStar Real Estate Holdings, Inc. , a Delaware corporation
	■	NovaStar Home Mortgage, Inc., a Delaware corporation, and its subsidiary
		■	NovaStar Home Mortgage of South Carolina, Inc. , a Delaware corporation
	■	NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries
		■	NovaStar Mortgage Funding Corporation, a Delaware corporation
		■	NovaStar REMIC Financing Corporation, a Delaware corporation
		■	NovaStar Certificates Financing, LLC, a Delaware limited liability company
	■	NovaStar CDO Holdings, Inc. , a Delaware corporation, and its subsidiaries
		■	NovaStar ABS CDO I, Inc. , a Delaware corporation
		■	NovaStar ABS CDO I, Ltd., a Cayman Islands corporation
■	NovaStar Mortgage Financing Corporation, a Delaware corporation
■	Streetlinks National Appraisal Services, LLC, an Indiana limited liability company
■	Tracecorp Settlement Services, LLC, a Delaware limited liability company
■	Advent Financial Services, LLC, a Delaware limited liability company